Exhibit 99.1
China Logistics Group Reports Financial Results for the Full Year of 2010

SHANGHAI, CHINA--(04/1/11) - China Logistics Group, Inc. (OTC.BB:CHLO), an international freight forwarder and logistics management company, announced today its financial results for the full year of 2010.

Financial Highlights

-	2010 revenue increases to $23.4 million, up 18% from $19.8 million in 2009

-	2010 gross profit increases to $1.2 million, up from $125,000 in 2009

Net revenue for the full year of 2010 was $23.4 million, an increase of 17.8% compared to the 19.8 million recorded in the full year of 2009.  The increase in revenue is largely attributable to a rebound in shipping activities across all of China’s major ports, particularly outbound shipping to North America, aided by a gradual improvement in the global economy.  Gross margins in the 2010 year improved to 4.9%, a significant improvement from gross margins of 0.6% in 2009.  Gross profit for the full year of 2010 was $1.2 million, an 827% increase from gross profit of $125,000 recorded in 2009. Operating expenses for the full year of 2010 were $2.5 million as compared to operating expenses of $1.7 million recorded in the full year of 2009. The increase in operating expenses is primarily due to higher stock based compensation expenses to certain officers and directors of our company as well as increased reserves for bad debt.

For the full year of 2010 we recorded a loss of ($166,000) inclusive of non-cash income of $1.6 million related to the extinguishment of a registration rights liability and a non-cash loss of ($447,000) related to the change in fair market value of a derivative liability.  This compares to net income of $1.7 million recorded for the full year of 2009 inclusive of non-cash income of $3.3 million related to the change in fair market value of that same derivative liability.  This resulted in basic and diluted EPS of ($0.00) for the full year of 2010 as compared to basic EPS of $0.07 and diluted EPS of $0.06 for the full year of 2009.

At December 31, 2010 we had cash of $1.3 million compared to $1.7 million at December 31, 2009. Total Assets at December 31, 2010 improved to $6.5 million from $6.4 million at December 31, 2009 while total liabilities decreased to $5.3 million at December 31, 2010 from $8.7 million at December 31, 2009.

Commenting on China Logistics Group's financial performance, Wei Chen, its CEO and Chairman, stated, "We are pleased with our performance in 2010 where we transitioned out of a very difficult period for our industry.  As we continue to grow our sales in an improving market we intend to work aggressively to add additional relationships with new cargo carriers and build our growing customer base.  Additionally, we will seek to improve our performance by focusing our efforts on higher margin product shipments while controlling our internal costs.   We enter 2011 with a rebounding world economy and improved balance sheet that is poised to accelerate our growth.  We look forward to delivering a much improved performance in 2011 and continue to build on our sales momentum this year."

About China Logistics Group, Inc.

China Logistics Group, Inc. is a U.S. company doing business in China through its 51% ownership in its subsidiary Shandong Jiajia International Freight & Forwarding Co., Ltd. (Shandong Jiajia). Established in 1999; Shandong Jiajia is an international freight forwarder and logistics manager located in China. Shandong Jiajia acts as an agent for international freight and shipping companies. It sells cargo space and arranges land, maritime, and air international transportation for clients seeking primarily to export goods from China.

Since its formation in 1999, Shandong Jiajia has offered its clients a comprehensive service package which includes receipt of goods, warehousing, transporting shipments, consolidation of freight, customs declaration, inspection declaration, multimodal transport, and combined large-scale logistics.

The Company has established relationships with both domestic and international transportation service providers. Shandong Jiajia has been an agent of world known shipping companies including NYK (Nippon Yusen Kaisha), P&O (Nedlloyd), and RCL (Regional Container Lines). Shandong JiaJia has branch offices in major seaport cities in China including Shanghai, Qingdao, Xiamen, and Lianyungang.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2010 AND 2009

	2010	2009
ASSETS
CURRENT ASSETS:
Cash	$1,309,848	$1,720,838
Accounts receivable, net of allowance of $1,830,576 and $1,306,403	3,104,526	2,923,990
Other receivables and current assets	1,017,706	1,100,662
Advances to vendors and other prepaid expenses	347,409	146,062
Due from related parties	638,420	447,032
Total Current Assets	6,417,909	6,338,584

PROPERTY AND EQUIPMENT, net	35,124	39,748

Total Assets	$6,453,033	$6,378,332

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable – trade	$2,658,710	$2,733,820
Accrued registration agreement penalty	-	1,597,000
Accrued expenses and other current liabilities	693,565	535,576
Advances from customers	466,056	475,358
Due to related parties	1,438,667	814,226
Foreign tax payable	15,153	18,784
Total Current Liabilities	5,272,151	6,174,764

DERIVATIVE LIABILITY	-	2,535,505

Total Liabilities	5,272,151	8,710,269

EQUITY (deficit):
China Logistics Group, Inc. shareholders' equity (deficit):
Preferred stock - $0.001 par value, 10,000,000 shares authorized;
Series B convertible preferred stock - 450,000 shares issued and outstanding	450	450
Common stock, $.001 par value, 500,000,000 shares authorized;
41,508,203 and 34,508,203 shares issued and outstanding	41,508	34,508
Additional paid-in capital	20,636,980	17,057,203
Accumulated deficit	(19,505,983)	(19,541,703)
Accumulated other comprehensive income (loss)	(131,527)	(178,505)
Total China Logistics Group, Inc. shareholders' equity (deficit)	1,041,428	(2,628,047)
Noncontrolling interest	139,454	296,110
Total equity	1,180,882	(2,331,937)
Total Liabilities and Equity	$6,453,033	$6,378,332

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009

Sales	$23,361,093	$19,824,390
Cost of sales	22,206,183	19,699,736
Gross profit	1,154,910	124,654

Operating expenses:
Selling, general and administrative	1,941,653	1,351,775
Depreciation and amortization	16,382	16,002
Bad debt expense	524,173	316,883
Total operating expenses	2,482,208	1,684,660
Loss from operations	(1,327,298)	(1,560,006)

Other income (expenses):
Extinguishment of registration rights liability	1,597,000	-
Other income (expense)	36,867	32,228
Gain (loss) on change in fair value of derivative liability	(447,059)	3,320,227
Interest expense	3,259	(574)
Total other income	1,190,067	3,351,881

(Loss) income before income taxes	(137,231)	1,791,875
Foreign taxes	28,841	28,078
Net (loss) income	(166,072)	1,763,797
Less: net loss attributable to the noncontrolling interest	(201,792)	(507,412)
Net income (loss) attributable to
China Logistics Group, Inc.	$35,720	$2,271,209

Earnings per common share:
Basic	$0.00	$0.07
Diluted	$0.00	$0.06

Weighted average number of shares outstanding:
Basic	38,130,121	34,508,203
Diluted	42,630,121	39,008,203

Safe Harbor Statement

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Armco Metals, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, net income and earnings. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	our ability to continue as a going concern;
•	risks from Securities and Exchange Commission litigation;
•	the loss of the services of any of our executive officers or the loss of services of any of our key persons responsible for the management, sales, marketing and operations efforts of our subsidiaries;
•	continuing material weaknesses in our disclosure controls and procedures and internal control over financial reporting which may lead to additional restatements of our financial statements;
•	our dependence upon advisory services provided by a U.S. company due to our management's location in the PRC;
•	Our reliance on overseas cargo agents to provide services to us and to our customers;
•	Significant credit risks in the operation of our business;
•	Difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws;
•	Fluctuation in the value of the renminbi (rmb);
•	Substantially all of our assets and all of our operations are located in the PRC and are subject to changes resulting from the political and economic policies of the Chinese government;
•	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities;
•	A slowdown in the Chinese economy or an increase in its inflation rate;
•	Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem;
•	Restrictions on currency exchange;
•	Chinese laws and regulations governing our business operations are sometimes vague and uncertain and the effects of any changes in such laws and regulations;
•	Our ability to enforce our rights due to policies regarding the regulation of foreign investments in the PRC;
•	The dilutive effects of an exercise of our outstanding warrants and the possible conversion of our Series B Convertible Preferred stock;
•
Our lack of various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters;

•	The impact of "penny stock" status and lack of liquidity of our stock which currently trades and is quoted on the OTC bulletin board; and
•	The impact of the cashless exercise provisions of our outstanding warrants.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2010.

Contact:
China Logistics Group, Inc.
Lillian Wong
Investor Relations
954-363-7333
ir@chinalogisticsinc.com